UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 17, 2012

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry in to a Material Definitive Agreement

Indenture

On September 17, 2012, NCR Corporation (the “Company”) closed its previously announced offering of $600 million aggregate principal amount of 5.00% senior notes due 2022 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A, and outside of the United States pursuant to Regulation S, under the Securities Act of 1933, as amended (the “Securities Act”). The Notes were issued pursuant to an indenture, dated as of September 17, 2012, among the Company, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Indenture”). The Notes are the general unsecured senior obligations of NCR Corporation and are guaranteed by the Company’s subsidiaries, NCR International, Inc., a Delaware corporation, and Radiant Systems, Inc., a Georgia corporation (together, the “Subsidiary Guarantors.”)

Interest is payable on the Notes semi-annually in arrears at an annual rate of 5.000%, on January 15 and July 15 of each year, beginning on January 15, 2013. The Notes will mature on July 15, 2022.

At any time and from time to time, prior to July 15, 2015, the Company may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.00% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that: (i) at least 65% of the original aggregate principal amount of the Notes remains outstanding; and (ii) the redemption occurs within 90 days of the completion of such equity offering upon not less than 30 nor more than 60 days prior notice.

Prior to July 15, 2017, the Company may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates. On or after July 15 of the relevant year listed below, the Company may redeem some or all of the Notes at the prices listed below, plus accrued and unpaid interest, if any, to, but not including, the redemption date

(subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date): 2017 at a redemption price of 102.500%; 2018 at a redemption price of 101.667%; 2019 at a redemption price of 100.833% and 2020 and thereafter at a redemption price of 100.000%. Upon a change of control, as defined in the Indenture, the Company is required to offer to purchase all of the Notes then outstanding at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the purchase date (subject to the rights of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains customary events of default, including, among other things, payment default, exchange default, failure to provide certain notices under the Indenture and certain provisions related to bankruptcy events. The Indenture also contains customary negative covenants.

The foregoing description of the Indenture does not purport to be a complete statement of the parties’ rights and obligations under such agreement and is qualified in its entirety by reference to the Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Registration Rights Agreement

On September 17, 2012 (the “Closing Date”), the Company entered into a registration rights agreement relating to the Notes, among the Company, the Subsidiary Guarantors and J.P. Morgan Securities LLC as representative of the initial purchasers of the Notes (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company and the Subsidiary Guarantors, at their cost, to among other things: (i) file a registration statement with respect to the Notes to be used in connection with the exchange of the Notes and related guarantees for publicly registered notes and related guarantees with substantially identical terms in all material respects (except for the transfer restrictions relating to the Notes); (ii) use their commercially reasonable efforts to cause the applicable registration statement to become effective under the Securities Act; and (iii) as soon as practicable after the applicable registration statement is effective, initiate an exchange offer. In addition, under certain circumstances, the Company and the Subsidiary Guarantors may be required to file a shelf registration statement to cover resales of the Notes.

If (i) the Company and the Subsidiary Guarantors fail to complete the exchange offer within 300 days after the date of original issuance of the Notes; (ii) a shelf registration statement, if required, has not become effective within 300 days after the date of original issuance of the Notes; (iii) if the Company receives a shelf request pursuant to the Registration Rights Agreement and the shelf registration statement required to be filed thereby has not become effective by the later of (a) 300 days after the date of original issuance of the Notes and (b) 90 days after delivery of such shelf request or (iv) any required registration statement is filed and declared effective but thereafter ceases to be effective during the applicable period (subject to certain exceptions) (each such event referred to in clauses (i) through (v) above, a “Registration Default”), then the Company will be obligated to pay additional interest to each holder of the Notes that are subject to transfer restrictions, with respect to the first 90-day period immediately following the occurrence of a Registration Default, at a rate of 0.25% per annum on the principal amount of the Notes that are subject to transfer restrictions held by such holder. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 1.00% per annum on the principal amount of the Notes that are subject to transfer restrictions.

A copy of the Registration Rights Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.01	Indenture, dated September 17, 2012, among NCR Corporation, as issuer, NCR International Inc. and Radiant Systems Inc. as subsidiary guarantors and U.S. Bank National Association, as trustee.

10.01	Registration Rights Agreement, dated September 17, 2012, among NCR Corporation, as issuer, NCR International Inc. and Radiant Systems Inc. as subsidiary guarantors and J.P. Morgan Securities LLC) as representative of the initial purchasers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer

Date: September 18, 2012

Index to Exhibits

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

4.01	Indenture, dated September 17, 2012, among NCR Corporation, as issuer, NCR International Inc. and Radiant Systems Inc. as subsidiary guarantors and U.S. Bank National Association, as trustee.

10.01	Registration Rights Agreement, dated September 17, 2012, among NCR Corporation, as issuer, NCR International Inc. and Radiant Systems Inc. as subsidiary guarantors and J.P. Morgan Securities LLC) as representative of the initial purchasers.